Exhibit 10.78

[GRAPHIC APPEARS HERE]

ENGLOBAL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

2,500,000 Shares

Common Stock

Exhibit 10.78

ENGLOBAL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

2,500,000 Shares

Common Stock

Participation in the ENGlobal Corporation 2004 Employee Stock Purchase Plan (the “Plan”) is offered, as described in this prospectus, to eligible employees of ENGlobal Corporation (the “Company”) or its “Participating Affiliates” (as defined in Section 5.1(p) of the Plan). References in this prospectus to “employees” refer to employees of the Company or one of its Participating Affiliates.

The Plan was adopted by the board of directors of the Company on December 18, 2003 and will be submitted to the stockholders for approval at the next annual meeting of stockholders. The Plan will begin operation in April 2004.

The information contained in this prospectus may be updated from time to time by the Company by preparing a supplement to the prospectus, by preparing a new prospectus or by including updating information in the Company’s Annual Report on Form 10-K, the Company’s definitive proxy statement or the Company’s annual report to stockholders.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved these securities or determined this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document is part of a prospectus covering securities that have been registered under the Securities Act of 1933.

The date of this prospectus is March 2, 2004.

Exhibit 10.78

TABLE OF CONTENTS

WHERE YOU CAN GET INFORMATION	4

IMPORTANT CONTACT INFORMATION	4

EMPLOYEE RETIREMENT INCOME SECURITY ACT	5

PART I - QUESTIONS AND ANSWERS ABOUT THE PLAN	5

WHAT THE PLAN MEANS TO YOU	5

1. What is the Plan?	5

2. Who is eligible to participate?	5

3. How do I become a participant?	5

4. How much can I invest in the Plan?	5

5. How is my contribution calculated?	5

6. What if I quit working for the Company?	5

7. What if I become ineligible after enrolling in the Plan?	6

HOW THE PLAN WORKS	6

8. What is the purchase price of the stock?	6

9. When will I be able to access my shares?	6

10. In whose name will my stock be held?	6

11. Can I change my payroll deduction?	6

12. What if my deductions are not accurate?	6

13. Can I withdraw from the Plan?	6

14. If I withdraw, may I participate in the Plan again?	7

15. May I assign or transfer my rights to buy stock under the Plan?	7

16. Who administers the Plan?	7

17. Are there limitations on the sale of my stock purchased under the Plan?	7

18. What are the tax considerations for Plan participants?	7

19. What kind of account statement do I receive?	7

20. What about dividends?	7

21. Will I receive information provided to stockholders?	7

22. After becoming a stockholder, do I vote my own stock?	7

23. How do I sell my stock and how much does it cost?	8

24. Can my account be used for any other transactions?	8

25. Where do I find additional details of the Plan?	8

BASIC FEDERAL INCOME TAX CONSEQUENCES	8

PART III - TEXT OF THE PLAN	10

PART IV - INFORMATION ABOUT THE COMPANY	22

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	22

Exhibit 10.78

WHERE YOU CAN GET INFORMATION

The SEC allows the Company to “incorporate by reference” the information the Company files with them, which means that the Company can disclose important information to you by referring you to documents that it has filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that the Company files with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below under Incorporation of Certain Documents By Reference in Part IV.

This document is part of a registration statement the Company filed with the SEC on Form S-8, which is incorporated by reference in this prospectus.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this prospectus. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is prohibited.

The Company is subject to the informational requirements of the Securities Exchange Act and therefore, files reports, proxy statements and other information with the SEC. You may read and copy reports, proxy statements and other information filed by the Company at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 233 Broadway, New York, New York 10279, and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies of these materials can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. In addition, electronic copies of the materials may be accessed on the worldwide web via the SEC’s website (http://www.sec.gov) or the Company’s website under “investor relations” (http://www.englobal.com). The shares of the Company’s common stock are listed on the American Stock Exchange, and, as a result, the periodic reports, proxy statements and other information filed by the Company with the SEC can also be inspected at the American Stock Exchange headquarters at 86 Trinity Place, New York, NY 10006.

Copies of documents incorporated in this prospectus by reference will be furnished free of charge to ENGlobal employees upon request to Natalie Hairston, the Company’s Investor Relations Officer.

This prospectus relates to 2,500,000 shares of common stock, par value $.001 per share, of the Company offered under the Company’s 2004 Employee Stock Purchase Plan. The prospectus describes the Plan in a question and answer format and gives a description of the Plan and the administration of the Plan. In addition, information about the Company, the text of the Plan and the basic federal income tax consequences of the Plan are also contained in this prospectus. Additional information about the Plan and the Company may be obtained free of charge upon request to Natalie Hairston.

IMPORTANT CONTACT INFORMATION

Natalie Hairston

Investor Relations Officer

ENGlobal Corporation

600 Century Plaza Drive, Suite 140

Houston, Texas 77073-6033

Phone: (281) 821-3200

Karla Quinn

Human Resources Manager

ENGlobal Corporation

3155 Executive Blvd., Suite 216

Beaumont, Texas 77705

Phone: (409) 840-2483

Computershare Investor Services

2 North LaSalle Street

Chicago, Illinois 60602

Phone: (312) 588-4990

Exhibit 10.78

EMPLOYEE RETIREMENT INCOME SECURITY ACT

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, and the Plan is not qualified or intended to be qualified under its applicable provisions.

PART I - QUESTIONS AND ANSWERS ABOUT THE PLAN

WHAT THE PLAN MEANS TO YOU

1. What is the Plan?

The Plan is a payroll deduction plan that permits you to purchase shares of common stock of the Company and, as a result, share in the Company’s future. As a stockholder, you become part owner in the Company and will be entitled to vote your shares for the election of directors and on other matters submitted to the stockholders. In addition, you have the potential for financial gain through dividends and growth in the value of the stock. However, there can be no guarantee that stock you purchase through the Plan will gain in value, or even retain its current value.

2. Who is eligible to participate?

You are eligible to participate in the Plan if (i) you have been on the payroll records of the Company or a Participating Affiliate for at least the three-month period preceding your enrollment date and (ii) you work more than 20 hours per week for more than five months per calendar year for the Company or one of its Participating Affiliates. Notwithstanding the foregoing, officers, non-employee directors, or persons who hold 5% or more of the issued and outstanding shares of the common stock of the Company are not eligible to participate. As of March 1, 2004, there were approximately 880 employees eligible to participate in the Plan.

3. How do I become a participant?

You may elect to participate in the Plan after you have become eligible, by completing an Enrollment Agreement that authorizes payroll deductions from your “Eligible Compensation,” as defined below and in the Plan, and returning it to the Company’s Human Resources Department. Enrollment Agreements are available from the Company’s Human Resources Department. The payroll deductions will start at the beginning of the next Offering Period as set out in the Plan. The three months from January 1 to March 31; from April 1 to June 30; from July 1 to March 31; and October 1 to December 31 are “Offering Periods.” The Enrollment Agreement form must be received by the Company’s Human Resources Department at least 10 business days before the first day of a Offering Period for participation during that Offering Period.

4. How much can I invest in the Plan?

Your authorized payroll deduction must be in whole percentages within the following range:

The minimum deduction is 1% of your Eligible Compensation.

The maximum deduction is the lesser of 15% of your Eligible Compensation or $25,000 per calendar year.

5. How is my contribution calculated?

The contribution percentage you elect is applied to your Eligible Compensation. Eligible Compensation means compensation paid to you during an Offering Period, including wages, salary, bonuses and commissions, but excluding all other extraordinary pay. In addition, the Company can make a discretionary matching contribution on each pay date, but it is not required to do so.

Note that your payroll deductions will be made on an after-tax basis.

6. What if I quit working for the Company?

You will no longer be eligible to participate in the Plan if you quit working for the Company or one of its Participating Affiliates. If your employment is terminated during the Offering Period, all amounts withheld from your Eligible Compensation that have not been used to purchase Company stock will be returned to you as soon as administratively possible. In addition, after you leave the Company, any shares of ENGlobal stock held by the Company or Computershare Investor Services, the Plan custodian, on your behalf will be distributed to you.

Exhibit 10.78

7. What if I become ineligible after enrolling in the Plan?

If your employment status changes such that you are not eligible to participate in the Plan (see question #2) but you continue to be an employee of the Company, you may continue to participate for the remainder of the Offering Period and stock will be purchased for you. However, you will not be permitted to enroll for any subsequent Offering Periods, unless your eligibility status changes.

HOW THE PLAN WORKS

8. What is the purchase price of the stock?

On the first business day of each Offering Period you, as a participant in the Plan, are granted an option by the Company to buy stock on the last business day of the Offering Period. The purchase price per share is 100% of the Fair Market Value (as defined below) on the first day of the Offering Period or 90% of the Fair Market Value on the last day of the Offering Period, whichever is less. After the last business day of the Offering Period, the number of full or fractional shares that can be paid for by your accumulated payroll deductions through the last month of the Offering Period will be purchased for you subject to the maximums described in Question 4 of this prospectus.

Generally, “Fair Market Value” of the Company’s stock on a particular date is defined as the stock’s closing selling price per share on the American Stock Exchange for that date as reported by the Dow Jones News/Retrieval Service of Dow Jones and Company, Inc. If no sales of the Company’s stock occurred on a particular date, the Fair Market Value is the closing price reported on the American Stock Exchange as of the last business day on which the stock was sold.

9. When will I be able to access my shares?

The total shares purchased on your behalf will be credited to your account approximately four weeks after the close of the Offering Period. You will receive quarterly statements setting forth the share purchases made on your behalf. You will be able to access your shares once they have been credited to your account.

10. In whose name will my stock be held?

The stock you purchase under the Plan will be held in an account in your name. Your stock is held for you without payment of a custody charge. You will not receive an actual stock certificate for the shares you own unless you request it, for which a fee, currently $30, will be charged. No certificates will be issued for fractional interests in shares. You may be paid cash for fractional interests in shares if you so request or the fractional interests may be accumulated in your account until they equal one whole share for which you may elect to receive a stock certificate.

11. Can I change my payroll deduction?

Yes. Your percentage deduction may be increased or decreased only at the beginning of an Offering Period. However, a new Enrollment Agreement form indicating the increase or decrease must be received by the Company’s Human Resources Department at least 10 business days before the first day of the Offering Period in order to be effective for that Offering Period.

12. What if my deductions are not accurate?

It is your responsibility to verify that your deductions are accurate. Once the Offering Period begins, this is easy to do by reviewing your pay stub(s).

13. Can I withdraw from the Plan?

Yes. You can withdraw by submitting a Withdrawal Agreement to the Company’s Human Resources Department at least 10 business days before the last day of the Offering Period. If you withdraw in a timely manner, all payroll deductions taken during the period will be refunded to you and no further payroll deductions will be taken. However, if your Withdrawal Notice is not received by the Company’s Human Resources Department at least 10 business days before the last day of the Offering Period, your deductions will be stopped as soon as possible, but your accumulated deductions during that period will be applied to the purchase of stock. You may not make a partial withdrawal.

Exhibit 10.78

14. If I withdraw, may I participate in the Plan again?

Yes. However, you will not be able to participate before the beginning of the next Offering Period following your withdrawal. Upon rejoining the Plan, you will be considered a new participant and a new Enrollment Agreement must be submitted.

15. May I assign or transfer my rights to buy stock under the Plan?

No. The rights granted to you under the Plan are yours alone and may not be assigned or transferred to anyone else.

16. Who administers the Plan?

The Plan is administered by the board of directors. The board has hired Computershare Investor Services to assist it as the Plan’s custodian. The board has the authority to interpret the Plan and to establish rules and regulations. Each of the directors of the Company is elected by the stockholders of the Company each year, to serve a term of one year. Directors may be removed with or without cause at any time by the affirmative vote of the holders of at least two-thirds of the voting power of the Company.

17. Are there limitations on the sale of my stock purchased under the Plan?

No. Although the Plan is intended to provide you with an ownership interest as an investment, you may sell stock purchased under the Plan at any time you choose. If you sell or otherwise dispose of your shares, including making gifts of your shares, you should consider the tax results. In addition, because of federal income tax requirements, a legend will be placed on any certificates issued to you requiring that the Company’s Human Resources Department be notified if you sell shares within two years after the date of the grant of your option to purchase the shares or within one year after the date you acquired the shares.

18. What are the tax considerations for Plan participants?

You should review the section titled “Basic Federal Income Tax Consequences” for a summary of general rules that apply when you acquire or dispose of shares under the Plan. However, that section deals only with typical transactions, and there may be state income tax consequences to consider when disposing of shares. If you have any questions, you should consult your own tax advisor.

19. What kind of account statement do I receive?

You will receive a quarterly statement summarizing all transactions in your account since the previous statement. If you move, you must notify the Company’s Human Resources Department of your new address, as this information is not forwarded automatically. Keep these statements in a safe place. You will need them for income tax purposes.

20. What about dividends?

The Company does not anticipate that it will pay any dividends. If the Company does elect to pay dividends, and if you have not requested a certificate for your shares of common stock purchased under the Plan, any dividends will automatically be reinvested for you in the common stock. Once a stock certificate is registered in your name, your dividends on that certificate will not be automatically reinvested, but will be paid directly to you. Any stock dividends or stock splits that may be declared will be handled in the same manner. If you have certificates registered in your name, the certificate representing the stock dividend or split will be sent directly to you, or the number of shares you own for which certificates have not been issued will be increased appropriately in your account and reflected in your quarterly statement.

21. Will I receive information provided to stockholders?

As a result of owning shares purchased under the Plan, you will automatically receive the annual report, proxy materials and any other materials issued by the Company for the benefit and information of its stockholders.

22. After becoming a stockholder, do I vote my own stock?

Yes. You may vote your stock in accordance with your written proxy instructions, or otherwise in accordance with applicable laws.

23. How do I sell my stock and how much does it cost?

If certificates have not been issued in your name, you may sell your stock by notifying Computershare Investor Services who will deliver your instructions to a clearing broker who will sell for you the amount of shares you specify. You will pay commissions at the then current rates for such sale. A special toll-free number is provided for this purpose. Sales of shares represented by certificates issued to you may be handled through any broker you may choose. Of course, you will be responsible for commissions on the sales at the commission rates being charged at the time. Normally, the shares you specify to be sold will be sold on the date following the receipt of your sell order. However, because of the mechanics associated with this type of stock purchase plan, it may not be possible to sell the shares within the first three to five days of their purchase. You should discuss all concerns and questions you have with your financial advisor prior to any sale.

24. Can my account be used for any other transactions?

The Plan only allows for the purchase and sale of Company common stock. You may sell any Company shares in your account. It is not necessary that you close your account in the event you leave the Company. If you wish to close your account, you may ask Computershare Investor Services to arrange to send you a stock certificate for the number of full shares you own, plus a check for the amount represented by any fractional interest in a share credited to you. If you do not wish to keep your shares and desire cash instead, on instructions from you, Computershare Investor Services will arrange to sell your stock and send you a check for the proceeds, less commissions and charges. All commissions and charges will be in accordance with rates from time to time in effect under the rules of the American Stock Exchange, if applicable, or at such other rates in effect at the time of the transactions.

25. Where do I find additional details of the Plan?

You should read the full text of the Plan which is contained in this prospectus as Part III. The information provided above is simply a guide to the principal provisions of the Plan.

BASIC FEDERAL INCOME TAX CONSEQUENCES

The Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended.

The general rules set forth below apply to employees for federal income tax purposes:

1.	You will not recognize taxable income either at the time options are granted under the Plan, which is the first day of the Offering Period, or at the time the options are exercised under the Plan, which is the last day of the Offering Period.

2.	If your shares were acquired for 90% of the fair market value on the last day of the Offering and you dispose of shares, for example through sales or gifts, two years or more after the beginning of the Offering Period in which you acquired the shares, then in the year you dispose of the shares, you will recognize as ordinary income an amount equal to the lesser of:

a. the excess of the fair market value of the shares on the date of disposition over the amount you paid for the shares, or

b. 10% of the fair market value of the shares at the end of the Offering Period in which you acquired the shares.

If, instead, you acquired the shares 100% of the fair market value on the first day of the Offering Period and you dispose of the shares two years or more after the beginning of the Offering Period, you will not recognize any ordinary income.

Note that, in addition to any ordinary income recognized, you will recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and your basis in the stock, which is the purchase price of the stock plus the amount, if any, taxed to you as ordinary income.

3.	If you dispose of the shares (including any gifts of shares) within two years of the beginning of the Offering Period in which you acquired the shares, you will recognize ordinary income in the year you dispose of the shares, equal to the fair market value of the shares on the day you purchased them less the amount you paid for the shares. In addition, you will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and your basis in the stock, which is the purchase price of the stock plus the amount taxed to you as ordinary income.

Exhibit 10.78

4.	If you satisfy the two-year holding period, the Company will not receive any deduction for federal income tax purposes with respect to the options or the shares issued to you. If you do not satisfy the two-year holding period, the Company may be entitled to a deduction in an amount equal to the amount that is considered ordinary income.

Exhibit 10.78

PART III - TEXT OF THE PLAN

ENGlobal Corporation

2004 Employee Stock Purchase Plan

Effective February 1, 2004

Exhibit 10.78

TABLE OF CONTENTS

1.	Purpose of the Plan	1

2.	Participation in the Plan	1

	2.1 Eligibility	1

	2.2 Enrollment to Buy Stock	1

	2.3 Designation of Beneficiary	1

	2.4 Contributions; Payroll Deductions; Account; No Interest	1

	2.5 Changes in Contributions	2

	2.6 Withdrawal	2

	2.7 Termination of Employment; Leave of Absence	2

	2.8 Transferability	3

3.	Purchase of Stock	3

	3.1 Offering Periods	3

	3.2 Purchase of Stock	3

	3.3 Payment for Shares	3

	3.4 Delivery of Shares; Restrictions on Transfer; Voting	3

	3.5 Periodic Reports	4

	3.6 No Rights in Shares Prior to Purchase	4

4.	Operation of the Plan	4

	4.1 Effective Date and Term of Plan	4

	4.2 Shares Authorized for Sale and Issuance Under the Plan	4

	4.3 Conditions Upon Issuance of Shares	4

	4.4 Administration; Committee	4

	4.5 Amendment or Termination	5

	4.6 Approval of the Stockholders	6

	4.7 No Liability for Good Faith Determinations	6

5.	Miscellaneous Legal Provisions	6

	5.1 Definitions	6

	5.2 Adjustments Upon Changes in Capitalization	8

	5.3 Notices; Waiver of Notice	8

	5.4 Severability	8

	5.5 Successors and Assigns	9

	5.6 Headings	9

	5.7 Governing Law; Venue	9

	5.8 No Right to Employment	9

Page 1 of Plan	Exhibit 10.78

ENGlobal Corporation

2004 Employee Stock Purchase Plan

(Effective February 1, 2004)

1. Purpose of the Plan. ENGlobal Corporation has adopted this Plan to provide Eligible Employees with the opportunity and a convenient means to purchase Shares as an incentive to exert their maximum efforts for the success of the Company. Capitalized terms have the meanings ascribed to them in Section 5.1. ENGlobal intends that options to purchase stock granted under this Plan qualify as options granted under an “employee stock purchase plan” as defined in Section 423(b) of the Code, and this Plan will be construed and applied so as to be consistent with Section 423 of the Code, including the requirement of Section 423(b)(5) of the Code that all Participants granted options to purchase Shares under the Plan have the same rights and privileges with respect to such options.

2. Participation in the Plan.

2.1 Eligibility. Each Eligible Employee who is employed by an Employer on an Enrollment Date may participate in the Plan during the relevant Offering Period, except for employees whose customary employment is 20 hours or less per week or employees whose customary employment is for not more than 5 months in any calendar year, unless the Code prohibits his or her participation in that Offering Period because:

(a) Immediately after the grant of an option under this Plan on the Purchase Date, the Eligible Employee (together with certain individuals and entities associated with or related to the Eligible Employee as described in Section 424(d) of the Code) would be deemed to own a number of shares of stock and certain exercisable options to purchase stock that together represent 5% or more of the total combined voting power or value of all classes of stock of the ENGlobal (computed in accordance with Section 423(b)(3) of the Code); or

(b) Immediately after the grant of an option under this Plan to an Eligible Employee on the Purchase Date, the Eligible Employee’s rights to purchase Shares under all of the employee stock purchase plans described in Section 423 of the Code of ENGlobal would accrue at a rate that exceeded $25,000 (computed based on the Fair Market Value on the Purchase Date in accordance with Section 423(b)(8) of the Code) during the calendar year of that Offering Period.

2.2 Enrollment to Buy Stock. On the Purchase Date for each Offering Period, and, subject to the other provisions of this Plan, the Company shall purchase Shares for the account of each Eligible Employee who:

(a) has completed an Enrollment Agreement in the form, format, and as otherwise required by the Stock Administrator, and

(b) delivered that Enrollment Agreement to the Stock Administrator at least 10 business days before the Enrollment Date for an Offering Period.

2.3 Designation of Beneficiary. Each Participant may from time to time designate a beneficiary by filing a written beneficiary designation form with the Stock Administrator. Such beneficiary shall receive, on Participant’s death, any refunds of amounts not used to purchase Shares and any Shares purchased on Participant’s behalf but not yet issued to the Participant. If no beneficiary is designated at the time of a Participant’s death, then any cash refunds and transfers of Shares shall be made to the appropriate representative of the Participant’s estate.

2.4 Contributions; Payroll Deductions; Account; No Interest.

(a) The Company will withhold from each Participant’s paycheck the percentage of Eligible Compensation specified in his then-current Enrollment Agreement commencing on the first pay date after the Enrollment Date next following the delivery by Employee to the Company of an Enrollment Agreement. In addition, the Company may make a discretionary Matching Contribution to each Participant’s Account. The Company shall continue to withhold a like amount and to reserve the right to make a Matching Contribution on each pay date throughout that Offering Period and each future Offering Period until the Employee ceases to be a Participant or, if earlier, changes his Enrollment Agreement. Notwithstanding anything to the contrary, the Company shall not withhold or allow any Participant’s contributions to exceed the lesser of 15% of Eligible Compensation or $25,000 per calendar year.

(b) ENGlobal will hold and use the amounts withheld from each Participant’s paycheck (or otherwise contributed by Participant) together with any Matching Contributions made by ENGlobal for the benefit of each Participant until the earlier of the date those amounts are (i) used to purchase Shares, or (ii) refunded to the Participant and to ENGlobal in accordance with Sections 2.6 and 2.7. ENGlobal will not be required to segregate any of these funds from its general corporate fund, and will not pay interest on any of these funds unless otherwise required by applicable law. Under no circumstances will ENGlobal be required to pay to Participant any Matching Contribution that is not used for the purchase of Shares.

Page 2 of Plan	Exhibit 10.78

2.5 Changes in Contributions. During an Offering Period, a Participant may not change the percentage of Eligible Compensation to be withheld from his paycheck (or otherwise to be contributed), except by withdrawing from the Plan. However, a new Enrollment Agreement may be submitted for any subsequent Offering Period.

2.6 Withdrawal.

(a) A Participant may stop participating in the current Offering Period and each future Offering Period by delivering a Withdrawal Agreement to the Stock Administrator at least 10 business days before the Purchase Date for the then-current Offering Period. Delivery of a Withdrawal Agreement will:

(i) permanently and irrevocably terminate the Withdrawing Employee’s participation in the then-current Offering Period, and

(ii) suspend the Withdrawing Employee’s participation in any future Offering Periods until he delivers an Enrollment Agreement to the Stock Administrator.

An election to stop participating in one Offering Period will not prevent an Eligible Employee from participating in any future Offering Period or in any other Plan adopted by ENGlobal, provided that the Eligible Employee will not participate in any future Offering Period until he submits a new Enrollment Agreement.

(b) As soon as practical after receiving a Withdrawal Agreement, ENGlobal will:

(iii) stop withholding the applicable percentage of Eligible Compensation from the Withdrawing Employee’s paychecks or otherwise accepting contributions to the Withdrawing Employee’s Participant Account, and

(iv) refund to the Withdrawing Employee all amounts previously withheld from his paychecks or otherwise contributed to the Withdrawing Employee’s Participant Account (excluding any Matching Contributions) during the then-current Offering Period, but only if such amounts withheld or other contributions have not otherwise been used to purchase Shares for and on behalf of the Eligible Employee.

(v) refund to ENGlobal all amounts previously contributed as Matching Contributions on behalf of the Withdrawing Employee during the then-current Offering Period, but only if such contributions have not otherwise been used to purchase Shares for and on behalf of the eligible Employee.

2.7 Termination of Employment; Leave of Absence.

(a) If a Participant’s employment with the Company terminates, including by death, on or before a Purchase Date, he will be deemed to have elected to withdraw from the Plan effective as of the date that his employment terminates.

(b) As soon as practical after a Participant’s termination of employment, ENGlobal will:

(i) refund all amounts withheld from his paycheck or otherwise contributed under this Plan (excluding any Matching Contributions) that have not been used to purchase Shares from ENGlobal or otherwise refunded;

(ii) refund to ENGlobal all Matching Contributions made on behalf of the terminated Employee that have not been used to purchase Shares from ENGlobal; and

(iii) distribute, or direct the Plan Custodian to distribute, any Shares held by the Employer or the Plan Custodian on the Participant’s behalf to the Participant or his designee.

Page 3 of Plan	Exhibit 10.78

(c) A Participant on an approved leave of absence will be deemed to have elected to withdraw from the Plan on the first day of the approved leave of absence, and such deemed election to withdraw shall be effective for each such Offering Period and each subsequent Offering Period until he returns to work and submits a new Enrollment Form.

2.8 Transferability. Neither the amounts credited to a Participant Account nor any other rights of a Participant under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Shares shall be purchased under this Plan on Participant’s behalf only during Participant’s lifetime. Any attempt at assignment, transfer, pledge, or other disposition will be without effect, except that ENGlobal will treat such act as an election to withdraw funds in accordance with Section 2.6 and Section 2.7.

3. Purchase of Stock.

3.1 Offering Periods. Each calendar year, the Company shall have four Offering Periods: one beginning on January 1 and ending on March 31, one beginning on April 1 and ending on June 30, one beginning on July 1 and ending on September 30 and one beginning on October 1 and ending on December 31.

3.2 Purchase of Stock. On each Enrollment Date, ENGlobal will offer each Participant the opportunity to have Eligible Compensation withheld from his paycheck (or to contribute Eligible Compensation in a manner approved by ENGlobal) to be used to purchase Shares on the next Purchase Date. The number of Shares the Participant will purchase on each Purchase Date, using the funds accumulated since the prior Enrollment Date, will be a number of whole and fractional Shares equal to (i) the balance of his Participant Account divided by an amount equal to the lesser of (x) 100% of the Fair Market Value per Share on the first day of the Offering Period or (y) 90% of the Fair Market Value per Share on the last day of the Offering Period, minus (ii) the number of whole and fractional Shares, if any, necessary to prevent that Participant from exceeding the limits established in Section 2.4(a).

3.3 Payment for Shares. Immediately upon each purchase of shares on Participant’s account, the amount held by ENGlobal for the benefit of that Participant will be reduced by the Purchase Price per Share multiplied by the number of Shares purchased on behalf of that Participant.

3.4 Delivery of Shares; Restrictions on Transfer; Voting.

(a) As soon as practical after each Purchase Date, a stock certificate will be issued to the Plan Custodian (or if a Participant so requests, to such Participant) for the benefit of each Participant, (or if the Plan Administrator so directs, the Company’s transfer agent shall note the Participants stock ownership electronically) for the Shares purchased on that Purchase Date. Such certificate may be issued in nominee name.

(b) All Shares purchased under this Plan will be held by ENGlobal or the Plan Custodian until the earlier of (i) a request for delivery of the Shares by the Participant, or (ii) the termination of the Participant’s employment with the Company.

(c) As soon as practical after termination of a Participant’s employment with the Company, and if timely requested by that Participant in a form approved by the Plan Custodian, certificates representing Shares purchased under the Plan will be issued in the name of that Participant.

(d) All Shares purchased under this Plan shall be nontransferable and nonassignable for six months after the date such Shares are issued to the Participant (whether or not such issuance is accomplished by delivery of a share certificate or by electronic notation by the transfer agent). Any attempt to sell, gift, pledge or otherwise transfer any Shares prior to the expiration of six months from issuance shall be ineffective and void.

(e) ENGlobal will pay all issue or initial transfer taxes of the Company with respect to the initial purchase of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such purchase.

(f) Subject to the restrictions of Section 3.4(d), a Participant who purchases Shares under this Plan shall have, as of the date such Shares are purchased, substantially all of the rights of ownership of such Shares in accordance with Treasury Regulations Section 1.421-1(f) as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the

Page 4 of Plan	Exhibit 10.78

right to receive declared dividends, the right to share in the assets of Company in the event of liquidation, the right to inspect Company’s books (to the extent granted by applicable law), and the right to pledge or sell such Shares, subject to the restrictions on such rights in this Plan and the restrictions on such rights imposed by applicable law.

3.5 Periodic Reports. As soon as practical after each Offering Period, a statement will be sent to each person who was a Participant under this Plan during the Offering Period, which statement will include (i) the total amount of all payroll deductions or other contributions, including Matching Contributions, made during the applicable Offering Period or otherwise held under this Plan for the benefit of the Participant, (ii) the number of Shares purchased on behalf of Participant on each applicable Purchase Date, (iii) the per share and aggregate purchase price per Share for those Shares, (iv) the remaining cash balance, if any held by any Employer for the benefit of Participant, and (v) such other information as the Stock Administrator or Plan Custodian deems appropriate.

3.6 No Rights in Shares Prior to Purchase. Neither a Participant nor his beneficiaries will have any interest or voting right in Shares prior to the Purchase Date on which such Shares are purchased.

4. Operation of the Plan.

4.1 Effective Date and Term of Plan. This Plan has been adopted to be effective on February 1, 2004 and will remain effective until December 31, 2010, unless sooner terminated under Section 4.5.

4.2 Shares Authorized for Sale and Issuance Under the Plan.

(a) The maximum number of Shares that may be sold and issued under this Plan will be 1,200,000 Shares, although the stated maximum will be adjusted as provided in Section 5.2 below. The maximum number of Shares that may be sold on a Purchase Date resulting from one Offering Period will be 150,000 Shares, adjusted as provided in section 5.2. If any option to purchase Shares granted under this Plan is not exercised for any reason, the Shares subject to that option will remain available to be sold and issued under this Plan.

(b) If, for any reason, the number of Shares available for sale and issuance under this Plan under Section 4.2(a) is less than the number of Shares to be sold and issued under Section 3.3 on a Purchase Date, the Company will allocate the Shares available for sale and issuance pro rata among the Participants in as uniform a manner as it determines to be equitable. In such event, the Stock Administrator or Plan Custodian will notify each Participant of the reduction in the number of Shares and the reason for such reduction.

(c) Shares sold and issued under this Plan may, in the sole and absolute discretion of the Board, be either authorized and unissued Shares or treasury Shares that are bought or otherwise acquired in public or private transactions.

4.3 Conditions Upon Issuance of Shares.

(a) Compliance With Laws. ENGlobal will not be required to sell or issue any Shares under this Plan to any Eligible Employee unless the sale, issuance and delivery of Shares complies, in the opinion of ENGlobal’s counsel, with all applicable laws and regulations, including, but not limited to, the Securities Act of 1933 and the rules and regulations of the United States Securities and Exchange Commission, and all rules and regulations of the American Stock Exchange or other applicable stock exchange or quotation system upon which the Shares are listed or traded.

(b) Investment Intent. As a condition to participation in the Plan, ENGlobal may require a Participant to represent and warrant at the time that the Shares are being acquired that such Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

4.4 Administration; Committee.

(a) Board of Directors. This Plan will be administered by the Board (or a duly appointed committee of the Board as set forth in this Plan). Unless otherwise provided in this Plan, the Board has the power:

(i) To determine when and how rights to purchase Shares will be granted and the provisions of each offering of such rights (which need not be identical);

(ii) To designate Participating Affiliates;

Page 5 of Plan	Exhibit 10.78

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient;

(iv) To amend or terminate this Plan as provided in Section 4.4;

(v) To delegate administration of this Plan to the Committee; and

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of ENGlobal.

(b) Committee. If administration of this Plan is delegated to the Committee, the Committee will have all the powers of the Board with respect to this Plan, subject to any limitations on such powers stated in the Board’s resolutions delegating administration to the Committee. Whether or not the Board delegates administration of this Plan to the Committee, the Board retains the final power to determine all questions of policy, procedure, and expediency that arise in the administration of this Plan.

(c) Participation by Members of the Board. No members of the Board may participate in this Plan.

(d) Stock Administrator. ENGlobal’s day-to-day obligations under this Plan will be managed by the Stock Administrator, subject to the Board’s final power to determine all questions of policy, procedure, and expediency that arise in the administration of this Plan. The Stock Administrator will have all of the following powers:

(vii) To manage, or to select and direct a Plan Custodian to manage, the daily operations of this Plan in accordance with its terms;

(viii) To adopt rules of procedure and regulations necessary for the operation of this Plan, provided they are consistent with the terms of this Plan;

(ix) To determine all questions with regard to rights of Eligible Employees and Participants under the Plan, including, but not limited to, the eligibility of any person to participate in the Plan;

(x) To enforce the terms, rules and regulations of this Plan;

(xi) To direct the distribution of the Shares purchased hereunder;

(xii) To furnish the Company with information which it requires for tax or other purposes;

(xiii) To engage the service of counsel (who may, if appropriate, be counsel for the Company) and a Plan Custodian or other agents it deems advisable to assist it with the performance of its duties;

(xiv) To prescribe procedures to be followed by Participants in electing to participate in this Plan;

(xv) To receive from each Company and Eligible Employee any information necessary to administer or manage this Plan;

(xvi) To maintain, or cause ENGlobal, the Employer or the Plan Custodian to maintain, an account in the name of each Participant to reflect his participation in this Plan;

(xvii) To interpret and construe the Plan; and

(xviii) To make any changes or modifications necessary to administer and implement the provisions of this Plan.

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4.5 Amendment or Termination.

(a) The Board may amend or terminate this Plan without notice, provided that the Board will not, without the approval of the shareholders of the Company, (i) increase the maximum number of Shares that may be sold or issued under this Plan (except pursuant to Section 5.2), or (ii) amend the requirements as to the class of Eligible Employees eligible to purchase Shares under this Plan or if a Committee is appointed to administer this Plan, permit the members of the Committee to participate in this Plan.

(b) This Plan will automatically terminate on the Purchase Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under Section 4.2. In the event of an automatic termination, reserved Shares remaining as of such Purchase Date will be sold to Participants on a pro rata basis.

4.6 Approval of the Stockholders. Commencement of the Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such stockholder approval will void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.

4.7 No Liability for Good Faith Determinations. Neither the members of the Board, the Stock Administrator nor the Plan Custodian (nor their delegates) will be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it. Members of the Board and the Stock Administrator (and their delegates) will be entitled to indemnification and reimbursement by ENGlobal in respect of any claim, loss, damage, or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by ENGlobal, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers’ liability or similar insurance coverage that may from time to time be in effect.

5. Miscellaneous Legal Provisions

5.1 Definitions.

(a) “Board” means the Board of Directors of ENGlobal or a duly appointed committee of the Board.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board or such other committee of the Board appointed to administer this Plan

(d) “Company” means ENGlobal and each Participating Affiliate.

(e) “Eligible Compensation” means the regular rate of compensation paid to a Participant by any Employer during an Offering Period, including wages, salary, bonuses, and commissions, but excluding all other extraordinary pay. Eligible Compensation excludes the amount of a Participant’s elective contributions that are made by the Employer on behalf of that Participant that are not includable in gross income under the Internal Revenue Code of 1986, as amended, Sections 125, 402(e)(3), 132(f)(4), 402(h), and 401(k).

(f) “Eligible Employee” means a natural person who, on an Enrollment Date, has been on the payroll records of an Employer for at least the preceding three-month period (i) as receiving wages from the Employer, and (ii) customarily employed as a common law employee of the Employer (A) on a full-time basis, or (B) for more than 20 hours per week on a regular basis by the Employer for more than five months per calendar year. Notwithstanding the foregoing, officers, non-employee directors, or persons who hold 5% or more of the issued and outstanding Shares of ENGlobal, as determined under Section 2.1(a), shall not be Eligible Employees.

(g) “Employer” means ENGlobal or the Participating Affiliate by which an Eligible Employee is employed.

(h) “ENGlobal” means ENGlobal Corporation, a Nevada corporation, or any successor in interest that adopts this Plan.

(i) “Enrollment Agreement” means the agreement submitted to the Stock Administrator pursuant to Section 2.2.

(j) “Enrollment Date” means the first day of the applicable Offering Period.

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(k) “Fair Market Value” of one share of Shares on a particular date will be (i) if the Shares is listed or admitted to trading on the American Stock Exchange, then (A) if sales of Shares occurred on that date, the closing selling price per share of Shares on the American Stock Exchange (or other exchange on which the Company’s shares are then traded) for that date (1) as reported by the Dow Jones News/Retrieval Service of Dow Jones and Company, Inc., or (2) if not so reported, in a newspaper of national circulation or other authoritative source selected by the Board, or (B) if no sales of Shares occurred on that date, the closing selling price per share of Shares as of the next preceding date for which the price is reported on the American Stock Exchange (or other exchange on which the Company’s shares are then traded) on that date, or (ii) in all other cases, determined in a reasonable way selected by the Board for that purpose.

(l) “Matching Contribution” means the amount contributed by the Company prior to the Purchase Date to each Participant Account in an amount to be determined by the Company in its sole discretion, which amount may be zero dollars ($0). Under no circumstance will a Participant receive the Matching Contributions other than through the purchase of Shares as outlined in the Plan. Without limitation, Matching Contributions are refundable to the Company until and unless they are used towards the purchase of Shares pursuant to Section 3. If the Stock Administrator cannot determine whether Matching Contributions were used to purchase Shares, the Stock Administrator shall have the sole and absolute discretion to seek a refund of Matching Contributions based upon the ratio that Matching Contributions in such Participant Account immediately before the Purchase Date bear to the total amount in such Participant Account immediately before such Purchase Date (excluding any Shares in such Participant Account which had been purchased on prior Purchase Dates).

(m) “Offering Period” means each period for every year commencing on January 1 and ending on March 31, or commencing on April 1 and ending on June 30, or commencing on July 1 and ending on September 30, or commencing on October 1 and ending on December 31. The only exception is the first offering period under this Plan per Section 3.1.

(n) “Participant” means an Eligible Employee who has elected to participate in any Offering Period and continues to participate in that Offering Period through its Purchase Date.

(o) “Participant Account” means any account or accounting entry maintained by ENGlobal, the Employer, the Stock Administrator or the Plan Custodian to record the amount of Eligible Compensation that a Participant has contributed to the Plan during an Offering Period in accordance with Section 2.4 of this Plan, any Matching Contributions made on behalf of that Participant, and the Shares purchased under this Plan.

(p) “Participating Affiliate” means any corporation in an unbroken chain of corporations beginning with ENGlobal, of which ENGlobal, directly or indirectly, holds, on the applicable Purchase Date, not less than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain, whether or not such corporation now exists or is hereafter organized or acquired by ENGlobal or any Subsidiary which adopts the Plan with the consent of ENGlobal.

(q) “Plan” means this ENGlobal Corporation 2004 Employee Stock Purchase Plan, as amended from time to time.

(r) “Plan Custodian” means the third party administrator appointed by ENGlobal to manage this Plan in accordance with its terms, and in the absence of a third party administrator, the Stock Administrator shall be the Plan Custodian.

(s) “Purchase Date” means a date determined by the Stock Administrator, which date shall occur as soon as administratively practicable after the last day of each month during the applicable Offering Period.

(t) “Shares” means the common stock, $.001 par value per share, of ENGlobal.

(u) “Stock Administrator” means the chairperson of the Compensation Committee of the Board, or his designee.

(v) “Subsidiary” means any corporation of which not less than 50% of the total combined voting power of all classes of stock is held either by (i) ENGlobal or (ii) any other corporation in an unbroken chain of corporations (beginning with ENGlobal, and in which not less than 50% of the total combined voting power of all classes of stock is held by each corporation in the chain), without regard to whether such corporation now exists or is hereafter organized or acquired.

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(w) “Withdrawal Agreement” means the agreement submitted to the Stock Administrator pursuant to Section 2.6.

(x) “Withdrawing Employee” means a Participant who withdraws from this Plan as provided in Section 2.6(a).

5.2 Adjustments Upon Changes in Capitalization.

(a) If any change is made in the Shares, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan and the class(es) and number of Shares and price per Share of Shares subject to outstanding rights. Such adjustments will be made by the Board, the determination of which will be final, binding and conclusive. The conversion of any convertible securities of the Company will not be treated as a “transaction not involving the receipt of consideration by the Company.”

(b) If (i) a dissolution or liquidation of ENGlobal or a sale of all or substantially all of ENGlobal’s assets; (ii) a merger or consolidation in which ENGlobal is not the surviving corporation; (iii) a reverse merger in which ENGlobal is the surviving corporation but the shares of Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iv) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, is proposed to be consummated, then, the Purchase Date for the applicable Offering Period will be accelerated to the date such transaction is consummated, and the payroll deductions of the Participants made through the Purchase Date will be used to purchase Shares immediately prior to such transaction and all further rights of the Participants will terminate, unless otherwise provided by the Board in its sole discretion.

5.3 Notices; Waiver of Notice.

(a) To a Participant. All notices or other communications relating to the Plan given to a Participant or former Participant by the Board, ENGlobal, or any Employer will be deemed delivered on the day the notice or other communication is (i) personally delivered to that person, (ii) electronically transmitted to a person who on the date of that transmission either is an Eligible Employee or has consented to receiving notices by electronic transmission to the last known electronic transmission address of that person, or (iii) placed in the United States mail in an envelope addressed to the last known address of that person, whichever is earlier.

(b) By a Participant. All notices or other communications relating to the Plan given to the Board, ENGlobal, or an Employer will be deemed delivered on the day the notice or other communication is (i) received in tangible written form by the Stock Administrator at ENGlobal’s corporate headquarters address, or (ii) electronically transmitted by an Eligible Employee to the Stock Administrator by means of ENGlobal’s internal corporate e-mail or intranet system, provided that such notice is in the form specified by ENGlobal and is acknowledged by the Stock Administrator.

(c) Consent to Electronic Delivery of Notices, Plan Documents and Prospectuses. By requesting to participate in the Plan, an Eligible Employee will be deemed to consent to receiving copies of all notices and other communications relating to the Plan by electronic transmission, including but not limited to the Prospectus relating to the Plan, all enrollment and other participation materials, and all other documents required to be delivered in connection with the Plan. Upon request, ENGlobal will provide any such documents to any Eligible Employee in tangible written form.

(d) Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

5.4 Severability. If any provision of this Plan is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Plan, and the remainder of this Plan shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Plan, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Plan by one party to the other, the remaining provisions of this Plan shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

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5.5 Successors and Assigns. The Plan is binding on all Participants and their respective heirs, legatees, and legal representatives, including but not limited to their estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.

5.6 Headings. The titles and headings of the paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Reference to sections are to Sections of this Plan unless otherwise indicated.

5.7 Governing Law; Venue. This Plan and rights to purchase Shares that may be granted under this Plan will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any conflicts of law rules or principles that might require the application of the laws of another jurisdiction, except to the extent this Plan or those rights are governed by the Nevada General Corporation Law, or the federal law of the United States. Any claims brought against this Plan must be brought in Harris County, Texas.

5.8 No Right to Employment. Nothing in this Plan, any amendment to this Plan, or the creation of any Participant Account, the execution or submission of any Enrollment Agreement or Withdrawal Agreement, or the issuance of any Shares of Shares, will give any Eligible Employee any right (a) to continue employment with any Employer, (b) any legal or equitable right against ENGlobal or any Employer, or any officer, director, or Employee of ENGlobal or its Participating Affiliates, in connection with his employment by the Employer, or (c) interfere in any way with the Employer’s right to terminate or otherwise modify his employment at any time, except as expressly provided by the Plan or by applicable law.

This Plan has been executed by a duly authorized officer of the Company, this          day of December, 2003, to be effective as of February 1, 2004.

ENGLOBAL CORPORATION

By:
Mike Burrow, Chairman and CEO

Exhibit 10.78

PARTICIPATING AFFILIATES

The following corporations are approved by the Board as Participating Affiliates to participate in this Plan:

ENGlobal Engineering, Inc.

RPM Engineering, Inc. d/b/a ENGlobal Engineering, Inc.

ENGlobal Construction Resources, Inc. also d/b/a Total Staffing Services

ENGlobal Systems, Inc.

ENGlobal Constant Power, Inc.

ENGlobal Technologies, Inc.

ENGlobal Corporate Services, Inc.

ENGlobal Design Group, Inc.

Exhibit 10.78

PART IV - INFORMATION ABOUT THE COMPANY

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

For a description of the Company, its directors and officers, its equity securities, audited financial statements for its latest fiscal year and unaudited financial information for subsequent quarterly periods, reference is made to the following documents which are incorporated by reference herein:

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 27, 2003;

2.	the Company’s Schedule 14A filed with the SEC on April 30, 2003;

3.	the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2003 filed with the SEC on May 13, 2003;

4.	the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2003;

5.	the Company’s Form S-8 filed with the SEC on June 10, 2003;

6.	the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2003;

7.	the Company’s Current Report on Form 8-K filed with the SEC on July 15, 2003;

8.	the Company’s Quarterly Report on Form 10-Q for the three-month period ended June 30, 2003 filed with the SEC on August 14, 2003;

9.	the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2003;

10.	the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2003;

11.	the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2003;

12.	the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2003;

13.	the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2003;

14.	the Company’s Quarterly Report on Form 10-Q for the three-month period ended September 30, 2003 filed with the SEC on November 13, 2003; and

15.	the description of Common Stock, par value $.001 per share (the “Common Stock”), of the Company set forth in the Registration Statement on Form 8-A12B, filed with the SEC on June 11, 1998, including any amendment or report filed for the purpose of updated such description.

All documents filed with the SEC by the Company pursuant to Sections 13 and 14 of the Securities Exchange Act of 1934 subsequent to the date hereof, and prior to filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing such documents.